Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 26, 2011, relating to the balance sheet of Rouse Properties, Inc., which appears in the Prospectus filed on February 15, 2012 pursuant to Rule 424(b)(4) under the Securities Act of 1933, relating to Rouse Properties, Inc.’s Registration Statement (No. 333-177465) on Form S-11.

/s/ Deloitte & Touche LLP

March 12, 2012